EXHIBIT 32.2

ASSURED PHARMACY, INC.

CERTIFICATION PURSUANT TO
19 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Assured Pharmacy, Inc. (the “Company”) on Form 10-Q for the three and nine months ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brett Cormier, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Brett Cormier
Brett Cormier
Chief Financial Officer
December 19, 2012

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Assured Pharmacy, Inc. and will be retained by Assured Pharmacy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.